Exhibit 99.1

MSC Industrial Supply Co. Tel.800.645.7270 Fax.800.255.5067 www.mscdirect.com

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 FIRST QUARTER RESULTS AND PROVIDES FISCAL SECOND QUARTER GUIDANCE

- Net Sales of $731.1 Million; GAAP Diluted EPS of $0.91; Adjusted Diluted EPS of $0.95 -

- Fiscal Q2 Guidance for GAAP and Adjusted Diluted EPS of between $0.84 and $0.88 -

Melville, NY, January 7, 2015 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America, today reported results for its fiscal first quarter ended November 29, 2014.

Net sales for the fiscal first quarter 2015 were $731.1 million compared to net sales of $678.5 million in the same quarter a year ago, an increase of 7.8% on an average daily sales basis. Adjusted operating income for the fiscal first quarter 2015 was $97.5 million, or 13.3% of net sales, compared to $102.5 million, or 15.1% of net sales, in the same quarter a year ago. GAAP operating income for the fiscal first quarter 2015 was $94.0 million, or 12.9% of net sales, compared to $96.8 million, or 14.3% of net sales, in the same quarter a year ago.

Excluding the after tax effects of non-recurring costs, adjusted net income for the fiscal first quarter 2015 was $59.6 million, or $0.95 per diluted share (based on 61.5 million diluted shares outstanding), compared to $62.6 million, or $0.99 per diluted share, in the same quarter a year ago (based on 63.1 million diluted shares outstanding). GAAP net income for the fiscal first quarter 2015 was $57.4 million, or $0.91 per diluted share, compared to $59.0 million, or $0.93 per diluted share, in the same quarter a year ago.

Erik Gershwind, President and Chief Executive Officer, stated, “A slightly improved environment along with our increasing share gains resulted in improving growth for the fiscal first quarter. This includes stronger growth in the base business, as well as sequential improvement in our growth rate through the quarter for our base business and for CCSG, which grew in the mid-single-digits in November. National Accounts and Government continued their strong momentum by posting growth rates well into the double digits.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, “Our sales and gross margin were slightly below the midpoint of guidance and operating expenses were roughly in-line with our expectations. These factors, combined with the one cent impact of the special dividend under the two class method of calculating EPS, resulted in EPS at the lower end of our guidance. There will be virtually no impact from the special dividend on full-year EPS as net income accumulates. As we look forward, despite pressure from mix and the soft pricing environment, we are seeing solid average daily sales growth and sequential stabilization in gross margin due to a combination of a modest mid-year price adjustment, gross margin counter measures, and improving growth rates for our core customers and CCSG. As the year goes on, the headwind resulting from our growth and infrastructure investments should begin to abate and drive growing earnings leverage on a larger sales base.”

Mr. Gershwind concluded, “As we look forward, I remain extremely confident in our direction. We are executing on the infrastructure investments needed to support future growth and seeing the returns of our growth investments in the form of strong share gains and improving growth rates. We are continuing to move our portfolio to high retention and value-added businesses like Metalworking, Class C, inventory management and e-commerce. We are also aligning our organization to support our plan. These steps are giving us increasing confidence in our prospects for the back half of fiscal 2015 and thereafter.”

Outlook

MSC expects net sales for fiscal second quarter 2015 to be between $717 million and $729 million. At the midpoint, average daily sales growth is expected to be 9.3 percent, which includes CCSG sales that are expected to be growing at a lower rate than the MSC base business. The Company expects GAAP and adjusted diluted earnings per share for the fiscal second quarter 2015 to be between $0.84 and $0.88.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 FIRST QUARTER RESULTS	Page - 2 –

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

Conference Call Information

MSC will host a conference call today at 8:30 a.m. Eastern Time to review the Company’s fiscal first quarter 2015 results. The call, accompanying slides and other operational statistics may be accessed on MSC’s website located at: http://investor.mscdirect.com. A replay of the conference call will be available on the Company’s website until Friday, February 6, 2015.

Alternatively, the conference call can be accessed by dialing 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Friday, February 6, 2015. The replay is accessible by dialing 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada) or 1-412-317-0088 (international) and entering passcode 10057498.

The Company’s reporting date for fiscal second quarter 2015 results will be April 8, 2015.

Contact Information

Investors:	Media:
John G. Chironna	Rachel Rosenblatt
VP Investor Relations & Treasurer	FTI Consulting – Strategic Communications
MSC Industrial Supply Co.	(212) 850-5600
(704) 987-5231

About MSC Industrial Supply Co. MSC Industrial Supply Co. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout the United States. MSC employs one of the industry's largest sales forces and distributes over 1 million industrial products from approximately 3,000 suppliers. The majority of our solutions are in-stock with 99% availability and next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC's website at http://www.mscdirect.com.

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Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and the risk of business disruptions arising from changes to our information systems, disruptions due to computer system or network failures, computer viruses, physical or electronics break-ins and cyber-attacks, dependence on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, disclosing our use of "conflict minerals" in certain of the products we distribute could raise reputational and other risks, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 FIRST QUARTER RESULTS	Page - 3 –

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	November 29, 2014	August 30, 2014
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$46,704	$47,154
Accounts receivable, net of allowance for doubtful accounts	391,432	382,784
Inventories	493,658	449,814
Prepaid expenses and other current assets	45,163	40,410
Deferred income taxes	41,253	41,253
Total current assets	1,018,210	961,415
Property, plant and equipment, net	293,232	294,348
Goodwill	627,869	629,335
Identifiable intangibles, net	133,578	138,314
Other assets	35,351	37,335
Total assets	$2,108,240	$2,060,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$235,000	$70,000
Current maturities of long-term debt	26,812	26,829
Accounts payable	130,558	116,283
Accrued liabilities	116,936	96,052
Total current liabilities	509,306	309,164
Long-term debt, net of current maturities	233,765	240,235
Deferred income taxes and tax uncertainties	112,785	112,785
Total liabilities	855,856	662,184
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A common stock	56	56
Class B common stock	13	13
Additional paid-in capital	587,985	573,730
Retained earnings	1,132,681	1,286,068
Accumulated other comprehensive loss	(9,002)	(5,054)
Class A treasury stock, at cost	(459,349)	(456,250)
Total shareholders’ equity	1,252,384	1,398,563
Total liabilities and shareholders’ equity	$2,108,240	$2,060,747

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 FIRST QUARTER RESULTS	Page - 4 –

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except net income per share data)

(Unaudited)

	Thirteen Weeks Ended
	November 29, 2014	November 30, 2013
Net sales	$731,091	$678,510
Cost of goods sold	400,942	363,655
Gross profit	330,149	314,855
Operating expenses	236,178	218,105
Income from operations	93,971	96,750
Other (expense) income:
Interest expense	(944)	(847)
Interest income	5	5
Other income (expense), net	177	(212)
Total other expense	(762)	(1,054)
Income before provision for income taxes	93,209	95,696
Provision for income taxes	35,792	36,650
Net income	$57,417	$59,046
Per Share Information:
Net income per common share:
Basic	$0.92	$0.93
Diluted	$0.91	$0.93
Weighted average shares used in computing net income per common share:
Basic	61,246	62,773
Diluted	61,542	63,078
Cash dividend declared per common share	$3.40	$0.33

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 FIRST QUARTER RESULTS	Page - 5 –

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	November 29, 2014	November 30, 2013
Net income, as reported	$57,417	$59,046
Foreign currency translation adjustments	(3,948)	623
Comprehensive income	$53,469	$59,669

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 FIRST QUARTER RESULTS	Page - 6 –

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	November 29, 2014	November 30, 2013
Cash Flows from Operating Activities:
Net income	$57,417	$59,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,012	16,061
Stock-based compensation	5,039	4,232
Loss on disposal of property, plant, and equipment	230	65
Provision for doubtful accounts	480	1,118
Excess tax benefits from stock-based compensation	(1,791)	(4,012)
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(10,137)	(3,831)
Inventories	(44,790)	3,185
Prepaid expenses and other current assets	(4,797)	3,195
Other assets	72	(285)
Accounts payable and accrued liabilities	39,017	25,606
Total adjustments	335	45,334
Net cash provided by operating activities	57,752	104,380
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(13,358)	(12,506)
Investment in available for sale securities	—	(20,366)
Cash used in business acquisition, net of cash received	—	1,434
Net cash used in investing activities	(13,358)	(31,438)
Cash Flows from Financing Activities:
Purchases of treasury stock	(3,590)	(114,996)
Payment of special cash dividends	(184,218)	—
Payment of regular cash dividends	(24,563)	(20,915)
Payments on capital lease and financing obligations	(767)	(321)
Excess tax benefits from stock-based compensation	1,791	4,012
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	942	813
Proceeds from exercise of Class A common stock options	6,381	4,058
Borrowings under financing obligations	530	—
Borrowings under Credit Facility	235,000	50,000
Payments of notes payable and revolving credit note under the Credit Facility	(76,250)	(3,125)
Net cash used in financing activities	(44,744)	(80,474)
Effect of foreign exchange rate changes on cash and cash equivalents	(100)	86
Net decrease in cash and cash equivalents	(450)	(7,446)
Cash and cash equivalents – beginning of period	47,154	55,876
Cash and cash equivalents – end of period	$46,704	$48,430
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$5,523	$3,999
Cash paid for interest	$837	$751

# # #

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Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures exclude non-recurring costs associated with the Class C Solutions Group (“CCSG”) acquisition, the co-location of our corporate headquarters in Davidson, North Carolina, and the executive separation costs related to the departure of the EVP of Sales and related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use certain non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	A better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	November 29, 2014
	(dollars in thousands)	Margin
GAAP Operating income	$93,971	12.9%
Non-recurring costs	3,567
Adjusted Operating income	$97,538	13.3%

	Thirteen Weeks Ended
	November 30, 2013
	(dollars in thousands)	Margin
GAAP Operating income	$96,750	14.3%
Non-recurring costs	5,778
Adjusted Operating income	$102,528	15.1%

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 FIRST QUARTER RESULTS	Page - 8 –

	Thirteen Weeks Ended	Thirteen Weeks Ended
	November 29, 2014	November 30, 2013

	(dollars in thousands)
Net Sales	$731,091	$678,510
Cost of goods sold	400,942	363,655
Gross Profit	330,149	314,855
Operating Expenses	236,178	218,105
Income from Operations	93,971	96,750
Non-recurring costs	3,567	5,778
Adjusted Operating income	$97,538	$102,528

	Thirteen Weeks Ended
	November 29, 2014
(in thousands, except per		Diluted
share amounts)	$(after tax)	EPS
GAAP net income	$57,417	$0.91
Non-recurring costs*	2,197	0.04
Adjusted net income	$59,614	$0.95

* On a pre-tax basis includes approximately $861 of non-recurring integration costs associated with the CCSG acquisition and approximately $2,706 of non-recurring executive separation costs related to the departure of the Executive Vice President of Sales for the thirteen weeks ended November 29, 2014. The non-recurring costs were calculated using an effective tax rate of 38.4%.

	Thirteen Weeks Ended
	November 30, 2013
(in thousands, except per		Diluted
share amounts)	$(after tax)	EPS
GAAP net income	$59,046	$0.93
Non-recurring costs*	3,565	0.06
Adjusted net income	$62,611	$0.99

* On a pre-tax basis includes approximately $1,974 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $3,804 of non-recurring integration costs associated with the CCSG acquisition for the thirteen weeks ended November 30, 2013. The non-recurring costs were calculated using an effective tax rate of 38.3%.